Exhibit 10.36
INDEMNITY AGREEMENT
      This Indemnity Agreement (the “Agreement”) is made and entered into this ___day of                                         , 2006 by and between Veraz Networks, Inc., a Delaware corporation (the “Corporation”), and                      (“Agent”).
Recitals
      Whereas, Agent has performed and performs a valuable service to the Corporation in his capacity as                      of the Corporation;
      Whereas, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);
      Whereas, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons;
      Whereas, the Corporation believes that it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and
      Whereas, in consideration for Agent’s past service and in order to induce Agent to continue to serve as                      of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent.
      Now, Therefore, in consideration of Agent’s past service and/or continued service as                      after the date hereof, the parties hereto agree as follows:
Agreement
      1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as                      of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.
      2. Indemnity of Agent. The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and

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the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or the Code permitted prior to adoption of such amendment).
      3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:
          (a) against any and all expenses (including attorneys’ fees); witness fees; damages; judgments; fines; premiums and security for, and other costs relating to, any costs bond, supersedes bond, or other appeal bond or its equivalent; any amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit, proceeding, or any appeal of the foregoing, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation or in any instance that Agent is asked to give or forced to give witness testimony where neither Agent nor the Corporation is a party but in which the request is being made by virtue of Agent’s affiliation to the Corporation), whether formal or informal, to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and
          (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and the Bylaws.
      4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:
          (a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
          (b) on account of Agent’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;
          (c) on account of Agent’s conduct that is established by a final judgment as constituting a breach of Agent’s duty of loyalty to the Corporation or resulting in any personal profit or advantage to which Agent was not legally entitled;
          (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

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          (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or
          (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 11 hereof.
      5. Liability Insurance. For the duration of Agent’s service as a director and/or officer of the Corporation, and thereafter for so long as Agent shall be subject to any pending or possible claim (as set forth in Section 3), the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Corporation that is at least substantially comparable in scope and amount to that provided by the Corporation’s current policies of directors’ and officers’ liability insurance. The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A- VI.
      6. Continuation of Indemnity.
          (a) All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.
          (b) The Corporation shall require any successor to the Corporation (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
      7. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total

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amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.
      8. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:
          (a) the Corporation will be entitled to participate therein at its own expense;
          (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and
          (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.
      9. Expenses. To the extent not prohibited by law, the Corporation shall advance the expenses incurred by Agent in connection with any proceeding, and such advancement shall be made within ten (10) business days after the receipt by the Corporation of a statement or statements requesting such advances (which shall include invoices received by Agent in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Agent to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any proceeding. Advances shall be unsecured,

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interest free and without regard to Agent’s ability to repay the expenses. Advances shall be made without regard to Agent’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all expenses actually and reasonably incurred by Agent pursuing an action to enforce his right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. The Agent shall qualify for advances upon the execution and delivery to the Corporation of this Agreement which shall constitute an undertaking providing that the Agent shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Agent is not entitled to be indemnified by the Corporation. The payment of advances pursuant to this Section 9 shall include any and all reasonable expenses incurred pursuing an action to enforce the rights herein, including expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 9 shall not apply to any claim made by Agent for which indemnity is excluded pursuant to Section 4(f).
      10. Presumptions Regarding Agent’s Conduct.
          (a) With respect to Section 3 hereof, the Agent shall be conclusively presumed to have acted in good faith and in a manner Agent reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal proceeding to have had no reasonable cause to believe Agent’s conduct was unlawful, unless a determination is made that the Agent has not acted in accordance with the standards set forth above: (i) by the Board of Directors by a majority vote of a quorum thereof consisting of Directors who were not parties to the proceeding the basis of which a claim is made under this Agreement; (ii) by the stockholders of the Corporation by a majority vote of stockholders who were not parties to such a proceeding; or (iii) in a written opinion of independent counsel, selection of whom has been approved by the Agent in writing.
          (b) In making a determination with respect to entitlement to indemnification hereunder, the Directors, stockholders and independent legal counsel making such determination shall presume that Agent is entitled to indemnification under this Agreement if Agent has submitted a request for indemnification in accordance with the terms of this Agreement, and the Corporation shall have the burden of proof, by clear and convincing evidence, to overcome that presumption. For the purposes of any determination of good faith, Agent shall be deemed to have acted in good faith if Agent’s action is based on the records or books of account, including financial statements of the Corporation or any subsidiary, or on information supplied to Agent by the officers, and employees of the Corporation or any subsidiary, in the course of their duties, or on the advice of legal counsel for the Corporation or any subsidiary, or for the Board of Directors or counsel selected by any committee of the Board of Directors or on information or records given or reports made to the Corporation or any subsidiary, by an independent certified public accountant or by an appraiser, investment banker or other expert selected by the Corporation or the Board of Directors or any committee thereof. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or any subsidiary shall not be imputed to Agent for purposes of determining Agent’s right to indemnification under this

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Agreement. The provisions of this Section 10 shall not be exclusive or limit in any way the other circumstances in which the Agent may be deemed to have met the requisite standard of conduct set forth in this Agreement.
      11. Enforcement. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 9 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.
      12. Sharing of Information. In the event Agent is the subject of, or is implicated in any way during, an investigation, whether formal or informal, the Corporation shall share with Agent any information it has turned over to any third parties concerning such investigation.
      13. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.
      14. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Agent for purposes of determining the right to indemnification under this Agreement.
      15. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.
      16. Survival of Rights.
          (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

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          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
      17. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.
      18. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.
      19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
      20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.
      21. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.
      22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:
          (a) If to Agent, at the address indicated on the signature page hereof.
          (b) If to the Corporation, to:
Veraz Networks, Inc.
926 Rock Avenue
Suite 20
San Jose, CA 95131
or to such other address as may have been furnished to Agent by the Corporation.

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      In Witness Whereof, the parties hereto have executed this Indemnity Agreement on and as of the day and year first above written.

Veraz Networks, Inc.
By:

Agent
By:

Name:

Address:

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